Exhibit 4.1

AMENDMENT NO. 17 TO

SHAREHOLDER RIGHTS AGREEMENT

This Amendment No. 17 to Shareholder Rights Agreement (the “Amendment”), dated as of December 17, 2024, by and between NeuroMetrix, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC (f/k/a/ American Stock Transfer & Trust Company, LLC) (the “Rights Agent”), amends that certain Shareholder Rights Agreement, dated as of March 7, 2007, as previously amended, between the Company and the Rights Agent (as so amended, the “Rights Agreement”).

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger with electoCore, Inc., a Delaware corporation (“ECOR”) and Nexus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of ECOR (“ECOR Merger Sub”), pursuant to which, among other things, and on the terms and subject to the conditions set forth therein, ECOR Merger Sub shall merge with and into the Company, with the Company surviving such merger and as a result of which ECOR shall become the sole holder of the shares of the issued and outstanding Common Stock of the Company;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement subject to the terms of the Rights Agreement; and

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of these premises and mutual agreements set forth herein, the parties agree as follows:

1.            Amendments to Section 1. Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate locations thereunder:

“ECOR” shall mean electroCore, Inc., a Delaware corporation.

“ECOR Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of December 17, 2024, by and among ECOR, ECOR Merger Sub and the Company.

“ECOR Merger Sub” shall mean Nexus Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of ECOR.

“ECOR Merger Transactions” shall mean the merger of ECOR Merger Sub with and into the Company, with the Company surviving such merger and as a result of which ECOR shall become the sole holder of the shares of the issued and outstanding Common Stock of the Company, all on the terms, and subject to the conditions, set forth in the ECOR Merger Agreement.

2.            Amendment to the definition of “Acquiring Person”. The definition of “Acquiring Person” in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, and as long as the ECOR Merger Agreement shall not have been terminated in accordance with its terms, neither ECOR nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person solely as a result of (i) the execution, delivery or performance of the ECOR Merger Agreement or (ii) the consummation of the ECOR Merger Transactions.”

3.            Amendment to the definition of “Distribution Date”. The definition of “Distribution Date” in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, and as long as the ECOR Merger Agreement shall not have been terminated in accordance with its terms, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the execution, delivery or performance of the ECOR Merger Agreement or (ii) the consummation of the ECOR Merger Transactions.

4.            Amendment to the definition of “Section 11(a)(ii) Event”. The definition of “Section 11(a)(ii) Event” in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, and as long as the ECOR Merger Agreement shall not have been terminated in accordance with its terms, a Section 11(a)(ii) Event shall not be deemed to have occurred solely as a result of (i) the execution, delivery or performance of the ECOR Merger Agreement or (ii) the consummation of the ECOR Merger Transactions.

5.            Amendment to the definition of “Section 13 Event”. The definition of “Section 13 Event” in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, and as long as the ECOR Merger Agreement shall not have been terminated in accordance with its terms, a Section 13 Event shall not be deemed to have occurred solely as a result of (i) the execution, delivery or performance of the ECOR Merger Agreement or (ii) the consummation of the ECOR Merger Transactions.

6.            Amendment to the definition of “Stock Acquisition Date”. The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, and as long as the ECOR Merger Agreement shall not have been terminated in accordance with its terms, a Stock Acquisition Date shall not be deemed to have occurred solely as a result of (i) the execution, delivery or performance of the ECOR Merger Agreement or (ii) the consummation of the ECOR Merger Transactions.

7.            Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended by striking Section 7(a) in its entirety and replacing it with the following:

(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one ten-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on the seventeenth anniversary of the Record Date (the “Final Expiration Date”), (ii) immediately prior to the Effective Time (as defined in the ECOR Merger Agreement) of the merger of ECOR Merger Sub with and into the Company pursuant to the ECOR Merger Agreement, (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof (the “Exchange Date”) (the earliest of (i), (ii), (iii) or (iv) being herein referred to as the “Expiration Date”). Except as set forth in Section 7(e) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock of the Company may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock of the Company in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock of the Company.

8.            Amendment to Section 30. Section 30 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the execution, delivery or performance of the ECOR Merger Agreement or (ii) the consummation of the ECOR Merger Transactions.

9.            Ratification and Conflicts. The parties hereby ratify and confirm in all respects the Rights Agreement, as amended by this Amendment. Except as expressly amended hereby, the Rights Agreement is not amended, modified or affected by this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Rights Agreement, the terms of this Amendment shall prevail.

10.            Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

11.            Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12.            Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties have entered into this Amendment No. 17 to Shareholder Rights Agreement as of the date first stated above.

NEUROMETRIX, INC.

By:	/s/ Shai Gozani
Name:	Shai Gozani
Title:	President and Chief Executive Officer

EQUINITI TRUST COMPANY, LLC

By:	/s/ Adam Burke
Name:	Adam Burke
Title:	Executive Vice President

[Signature Page to Amendment No. 17 to Shareholder Rights Agreement]